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                                                                     EXHIBIT 5.1


               [Powell, Goldstein, Frazer & Murphy LLP letterhead]


                                  June 24, 2004



Verilink Corporation
127 Jetplex Circle
Madison, Alabama 35758

         Re:      Registration Statement on Form S-4 (Reg. No. 333-116472)

Ladies and Gentlemen:

         We have acted as counsel to Verilink Corporation, a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register under the Securities Act of 1933, as amended (the "Securities Act"), 5,960,525 shares (the "Shares") of the Company's common stock, par value $0.01 per share, for issuance by the Company. Following the effectiveness of the Registration Statement, the Company intends to issue the Shares in connection with the proposed merger transaction (the "Merger") in which Larscom Incorporated, a Delaware corporation ("Larscom"), will become a wholly-owned subsidiary of the Company pursuant to that certain Agreement and Plan of Merger dated as of April 28, 2004 (the "Merger Agreement"), by and among the Company, SRI Acquisition Corp. and Larscom. This opinion letter is rendered pursuant to Item 21 of Form S-4 and
Item 601(b)(5) of the SEC's Regulation S-K.

         We have examined the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, records of proceedings of the Board of Directors, the Merger Agreement, the Registration Statement and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Merger Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

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                                                            Verilink Corporation
                                                                   June __, 2004
                                                                          Page 2


         Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws. We do not express any opinion herein concerning any other laws, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that the Shares to be issued in the Merger in exchange for the shares of Larscom common stock issued and outstanding immediately prior to the effective time of the Merger, when issued and delivered by the Company against payment of the consideration set forth in the Merger Agreement and in accordance with the terms and conditions, without any waivers, of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                            Very truly yours,




                                POWELL, GOLDSTEIN, FRAZER & MURPHY LLP